TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated for reference purposes as of January 29th, 2018 (the “Effective Date”), is entered into by and between Notis Global Inc., a Nevada corporation (the “Company”), and Trava LLC, a Florida limited liability company (“Trava”). Each of the above-referenced persons or entities is sometimes referred to as a “Party” and, collectively, as the “Parties.” Each Party agrees that this Agreement shall be effective and binding as of the Effective Date.

This Agreement is entered into based upon the following:

RECITALS

WHEREAS, the Company and Trava are parties to that certain Management Services Agreement, dated May 30, 2017 (the “MSA”), to which agreement EWSD I LLC, a Colorado limited liability company, and Pueblo Agriculture Supply and Equipment LLC (“PASE”), are interested parties (collectively, the “Interested Parties”);

WHEREAS, the Company and the Interested Parties (collectively, the “Company Farm Group”) are parties to a series of 10% Senior Secured Convertible Promissory Notes in favor of Trava (collectively, the “Farm Promissory Notes”), which Farm Promissory Notes have been issued in connection with the MSA and concomitantly executed and delivered Convertible Note Purchase Agreements (each, a “Farm NPA”);

WHEREAS, the MSA was amended pursuant to the terms of certain of the more recently entered Farm NPAs;

WHEREAS, each of the Company Farm Group and Trava believes that a termination of the MSA is in their respective best interests;

WHEREAS, the Company and PACE (collectively, the “Company Original Group”) are parties to that certain 10% Senior Secured Convertible Promissory Note in favor of Trava, issued as of March 10, 2016, and amended on March 16, 2017 (together, as amended, the “Original Promissory Note”), which Original Promissory Note was issued in connection with a Convertible Note Purchase Agreement, among the Company Farm Group and Trava (the “Original NPA”), dated March 10, 2016; and a Security and Pledge Agreement dated March 10, 2016 (the “Security Agreement”);

WHEREAS, the Parties desire to terminate the MSA on the terms and conditions set forth herein;

WHEREAS, in connection with this Agreement, the Company Farm Group and Trava desire not to amend, modify, or otherwise change any of their respective rights, duties, and obligations under each of the Farm Promissory Notes;

WHEREAS, in connection with this Agreement, the Company Original Group and Trava desire not to amend, modify, or otherwise change any of their respective rights, duties, and obligations under Original Promissory Note, the Original NPA, and the Security Agreement;

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NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby irrevocably and unconditionally acknowledged, each of the undersigned, intending to be legally bound, agrees as follows:

TERMS AND CONDITIONS

1. Accuracy of Recitals

Each of the undersigned severally understands, acknowledges, and agrees that the foregoing Recitals are true and correct as to such entity and that such Recitals and the representations and warranties contained therein are part of, and incorporated into, the Terms and Conditions section of this Agreement and that each of the undersigned is relying on such Recitals in its entering into, executing, and delivering this Agreement.

2. Termination of the MSA

The Parties have agreed that, effective as of the Effective Date, the MSA shall be terminated and that no Party shall have any ongoing rights, duties, or obligations thereunder to the other Party. Each of the Interested Parties acknowledges and agrees that neither has any objections to the termination of the MSA and the cessation of each of the Party’s rights, duties, or obligations thereunder.

3. In Lieu Compensation and Reimbursement

In connection with the termination of the MSA, as contemplated herein, and in lieu of any compensation and reimbursement that otherwise was to have been tendered by Trava to the Company or the Interested Parties, or was to have been retained by Trava from the net revenue to be generated by operations of the Pueblo Farm (as defined in the MSA), the undersigned agree that, on or before March 31, 2019, the Company shall tender to Trava the sum of $250,000.00 (the “In Lieu Funds”), which sum is subject to increase as set forth in this Section 3. The genesis of the In Lieu Funds is intended to be derived from revenue to be generated by operations of the Pueblo Farm in connection with the 2018 harvest season. The Parties specifically estimate that cultivation on the Pueblo Farm will yield 200 kilograms of isolate in the 2018 harvest season with an estimated market price therefor of $6,500.00 per kilogram for CBD (the “Base-line Economics”). Nevertheless, the Company’s obligation to tender the In Lieu Funds to Trava shall not be reduced even if the Pueblo Farm operations generate revenues less than an amount equivalent to the In Lieu Funds (e.g., lower-than-expected 2018 harvest season, lower-than-estimated market price for CBD, or otherwise). However, in the event that the Company exceeds the Base-line Economics for 200 kilograms of isolate in the 2018 harvest season from the Pueblo Farm operations, the amount of the In Lieu Funds due and payable to Trava shall be increased by 49% of such excess. The excess of the Base-line Economics shall be based upon the weighted average price per kilogram that the Company receives from sales of CBD commencing with the first such sale through and including the last such sale of CBD from the 12 Acres from the Pueblo Farm operations for the 2018 harvest season 1.

1	Sales derived from the 200 kilograms may occur in the 2019 fiscal year, but prior to March 31, 2019.

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4. Modification to any of the Farm Promissory Notes, the Farm NPAs, the Original Promissory Note, the Original NPA, or the Security Agreement

Notwithstanding anything to the contrary set forth herein, each of the Parties severally understands, acknowledges, and agrees that, except as may be reasonably required to effectuate the termination of the MSA, as contemplated by the provisions of this Agreement, none of their respective rights, duties, or obligations under any of the Farm Promissory Notes, the Farm NPAs, the Original Promissory Note, Original NPA, or the Security Agreement is modified or waived in any manner by this Agreement and that all of the terms and conditions of each such note remains in full force and effect as of the Effective Date.

5. Releases

Except as to the rights, duties, obligations, representations, and warranties created by or contained in this Agreement, in the Farm Promissory Notes, Farm NPAs, the Original Promissory Note, the Original NPA, or the Security Agreement and except as otherwise provided expressly herein, and upon the full execution and delivery of this Agreement, the Company and the Interested Parties, on the one hand, and Trava, on the other hand (collectively, the “Releasing Parties”), hereby release and forever discharge each other, and each of their respective past, present, and future officers, directors, stockholders, managers, managing agents, owners, members, employees, attorneys, insurers, principals, partners, partnerships, predecessors, successors, agents, assigns, divisions, subsidiaries, corporate parents, corporations, limited liability companies, and partnerships, accountants, representatives, transferees, affiliates, related entities of any kind, and all persons acting by, through, under, or in concert with any or all of them (each, such Releasing Party’s “Respective Affiliates,”), jointly and severally, of and from any and all rights, claims, debts, losses, demands, acts, contracts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, all attorney, consultant and expert fees and costs), expenses, duties, breaches, actions, lawsuits, allegations, causes of action, and/or suits of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, that the Releasing Parties or their Respective Affiliates, individually or collectively, had or claimed to have, and/or that the Releasing Parties or their Respective Affiliates, individually or collectively, may now, or in the future, have or claim to have, against each other, their Respective Affiliates, or any of them, that in any way allegedly or actually arose from, or are related to, directly or indirectly, the MSA that took place on or before the Effective Date.

6. Waiver of Civil Code Section 1542

Because certain of the agreements by and among some or all of the undersigned may have been entered and delivered when the Company maintained a presence in the State of California, it is the intention of each of the undersigned that this Agreement shall be effective as a full and final accord, satisfaction, and release of all of the claims and other matters described hereinabove (individually and collectively, the “Released Claim(s)”). In furtherance of this intention, each of the undersigned acknowledges and agrees that the release of Released Claims provided for in this Agreement shall extend to any and all Released Claims, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, and expressly waives and relinquishes any right that the undersigned may have under California Civil Code, Section 1542, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

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Each of the undersigned expressly waives and releases any and all rights and benefits that it has or may have under California Civil Code, Section 1542, and any other similar law or rule in any other jurisdiction pertaining to the matters released in this Agreement. Each of the undersigned understands, acknowledges, and agrees that it may later discover facts in addition to, or different from, those that it now knows or believes to be true as to the Released Claims or the subject matter of this Agreement; but, it is the intention of each of the undersigned, through and in accordance with this Agreement and with the advice of counsel of its own choosing, fully, finally, and forever, to settle and release any and all Released Claims. In furtherance of this intention, the releases of the Released Claims provided for under this Agreement shall be, and are to remain in effect as, full and complete releases of any and all Released Claims notwithstanding the discovery of any additional claims or facts relating to such releases.

7. Ownership of Claims

Each of the Releasing Parties represents and warrants that it is the sole and lawful owner of all right, title, and interest in and to each Released Claim that such Releasing Party has released in this Agreement and that such Releasing Party has not heretofore assigned, transferred, or encumbered, or purported to assign, transfer, or encumber, to any person or entity, any right, title, or interest in or to any and all such Released Claims and that no third party has an interest therein. If such representation is false and any Released Claim is asserted against a Released Party or its Respective Affiliates, then the Party responsible for such false representations shall fully defend, indemnify, protect, and hold the other Party and the Respective Affiliates of such Party, harmless from and against any and all rights, claims, debts, losses, demands, acts, contracts, agreements, liabilities, obligations, damages, costs, attorneys’ fees, consultant and expert fees, actions, lawsuits, allegations, causes of action, and/or suits of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, allegedly or actually arising from, related to, or incurred in connection with, directly or indirectly, the assertion of any and all such Released Claims, regardless of whether a judicial proceeding of any type or nature has been commenced.

8. Covenant Not to Sue

Each Releasing Party covenants and agrees not to bring any legal, administrative, legislative, or adversary action, claim, suit, or proceeding of any kind or nature against any other Releasing Party, or any of that Party’s Respective Affiliates that, in any way, allegedly or actually arises from, or relates to, directly or indirectly, any Released Claim, and each Releasing Party further covenants and agrees that this Agreement is a bar to any such action, claim, suit, or proceeding.

9. Attorneys’ Fees and Costs

In the event any action(s), suit(s), or other proceeding(s) of any kind or nature are brought to enforce or interpret any of the covenants, terms or provisions of this Agreement, each of the undersigned stipulates and agrees that the prevailing entity in any and all such action(s), suit(s), or other proceeding(s) shall be entitled to recover from the non-prevailing entity all of the attorney, consultant, and expert fees and costs incurred by the prevailing entity in each and every such action(s), suit(s), or other proceeding(s), including any and all appeals or petitions therefrom. As used in this Agreement, all such attorney, consultant, and expert fees and costs shall be deemed (a) to have accrued upon the commencement of any legal action or proceeding brought under this section; (b) to mean, to the fullest extent allowed by law, the full and actual costs of the services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys, consultants, or experts performing such services and shall not be limited to “reasonable fees” as defined in any statute or rule of court; and (c) shall be recoverable and enforceable under this Agreement whether or not such a legal action or proceeding is prosecuted to judgment. Furthermore, as used in this Agreement, “prevailing entity” shall include the entity against whom a legal action is filed and later voluntarily dismissed, in whole or in part, regardless of the reason or motivation for such dismissal.

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10. Representations and Warranties

In addition to those certain representations and warranties set forth in the Recitals, each of the undersigned represents and warrants to each other of the undersigned and acknowledges and agrees that:

a. Except as expressly set forth in this Agreement, the undersigned has not made any statement or representation to the other Party regarding any fact, which statement or representation, to such entity’s knowledge, after due inquiry, has been relied upon by ay other entity in entering into this Agreement. In connection with the execution of this Agreement, such entity has not relied upon any statement, representation, or promise of any other entity not expressly contained in this Agreement, and each entity has been, or has been provided the opportunity to be, represented by independent legal counsel;

b. This Agreement is intended to be final and binding upon the undersigned and further is intended to be effective as a full and final accord and satisfaction as to the matters resolved herein, regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress or any other circumstances whatsoever. Such releasing entity has expressly relied upon the finality of this Agreement as a material factor in inducing such entity’s execution and delivery of, and entry into, this Agreement;

c. Such entity has made such investigation of the facts pertaining to the releases contained in this Agreement as such entity has deemed necessary;

d. The terms of this Agreement are contractual and are the result of negotiation among the undersigned;

e. This Agreement has been carefully read by the undersigned and the contents hereof are known and understood by the undersigned. This Agreement is executed and delivered freely by the undersigned; and

f. The undersigned does not have any knowledge or other reason to believe that the other Party is in breach of this Section 10 as of the Effective Date.

11. Confidentiality Protections; Approved Statement

This Agreement and its terms are confidential and shall not be disclosed to any third party except (a) to each signatories’ attorneys, accountants, lenders, tax advisors, creditors, banking and financial advisors, financing sources, potential acquirers, and insurers on a need-to-know basis and such persons shall be instructed to maintain the confidentiality, and existence, of this Agreement and its terms, (b) to persons to whom disclosure is required by law, including tax authorities as may be required by applicable tax statutes, regulations, and rulings, (c) to governmental regulatory, certifying, and/or licensing bodies, (d) in respect of any filing permitted or required by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other federal or state securities act or rule related thereto, (e) to enforce this Agreement, and (f) as may be ordered by a Court of competent jurisdiction or other tribunal or authority or governmental body or as required by applicable law. If any signatory becomes aware that this Agreement or any of its terms are the subject of any subpoena, interrogatory, document demand, deposition question, or other discovery, court, tribunal, or governmental process, such signatory shall immediately notify each other signatory to allow it to seek protections from disclosure. If asked about this Agreement, each signatory and its authorized representatives shall state only that the signatories have settled all relevant claims between them to their mutual satisfaction.

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12. Mutual Non-Disparagement

Each of the undersigned covenants and agrees that each will not, directly or indirectly, alone or in concert with others, at any time, make any comments about any other signatory or its respective affiliates that are, or could be interpreted to be, disparaging or derogatory or that paint, or could be interpreted to paint, any other signatory or its respective affiliates in a negative light. By way of specificity, but not of limitation, each of the undersigned covenants and agrees that, among other things, neither the undersigned, nor any of such entity’s respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees, or directors, as relevant, shall, in any way, directly or indirectly, alone or in concert with others, cause, express, or cause to be expressed, in writing or verbally, any remarks, statements, comments, or criticisms that disparage, call into disrepute, defame, slander, or that could reasonably be construed as such. Further, each of the undersigned covenants and agrees that each such entity shall not make any disparaging, derogatory, or negative comments about any other entity’s officers, directors, owners, employees, consultants, agents, advisors, products, services, policies, or practices. Rather, each of the undersigned covenants and agrees that it shall act in good faith to refrain from any conduct or communication that might reasonably be expected to interfere with the business and/or personal interests of each other entity.

13. Warranties Survive Execution of Agreement

Each of the undersigned agrees that the mutual covenants, warranties, releases, remises, and acknowledgments contained herein shall survive the execution of this Agreement and shall continue in force in perpetuity.

14. Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, each of the undersigned, their Respective Affiliates, heirs, estates, successors, and assigns, regardless of whether such Respective Affiliates or their respective heirs, estates, successors, or assigns are signatories to this Agreement.

15. Entire Agreement; Modifications

This Agreement contains the entire agreement and understanding among the undersigned and supersedes any and all prior agreements, arrangements, or understandings of any kind or nature among them but shall not supersede or modify any rights, duties, or obligations under the Farm Promissory Notes, the Farm NPAs, the Original Promissory Note, the Original NPA, and the Security Agreement. This Agreement may not be amended, canceled, revoked, or otherwise modified except by a written agreement signed by both of the Parties and, as appropriate either or both of the Interested Parties.

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16. Governing Law; Jurisdiction; Venue

The Parties and the Interested Parties consent to having their rights and obligations under this Agreement governed, construed, and enforced in accordance with the laws of the State of Florida. Each of the undersigned hereby agrees that it is subject to the jurisdiction of the state or federal courts located in Miami-Dade County, Florida. In the event of a dispute among the undersigned regarding this Agreement, each consents to having such disputes adjudicated in a state or federal court of competent jurisdiction located in the State of Florida, County of Miami-Dade.

17. Construction/Titles and Captions

This Agreement is deemed to have been jointly prepared by the undersigned and, accordingly, shall not be construed against any particular entity nor shall any uncertainty or ambiguity be construed against any one entity. Titles and captions contained in this Agreement are for convenience only and shall not be used to interpret or construe this Agreement.

18. Severability

If any term, provision, agreement, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other tribunal or authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the undersigned. Upon such a determination, the undersigned shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

19. Notices

Except as otherwise provided in this Agreement, all notices required by or permitted in this Agreement shall be in writing and shall be served on the undersigned at the addresses specified below. Unless otherwise specified in this Agreement, any such notices shall be sent (a) by express delivery using an nationally recognized express courier, in which case notice shall be deemed delivered in accordance with such courier’s guaranteed delivery standards, but not more than one business day after deposit with such courier; (b) by electronic mail, in which case notice shall be deemed delivered upon successful transmission of such notice; (c) by personal delivery, in which case notice shall be deemed delivered upon receipt; or (d) by United States of America mail, certified or registered, postage prepaid, return receipt requested, in which case notice shall be deemed delivered within five business days of mailing. Any address may be changed by written notice to the other entities and shall be deemed delivered and effective in accordance with the same delivery method used and that method’s corresponding deemed delivery schedule described above.

To the Company and the Interested Parties:

1715 Highway 35, Suite 101

Middletown, New Jersey 07748

Attn: Tom Gallo

E-mail: cohemp@outlook.com

To Trava:

17001 Collins Avenue, #4701

Sunny Isles Beach, Florida 33160

Attn: Daniel Sands

E-mail: ds@travaholdings.com

20. Warranty of Authority

Each person whose signature is affixed hereto in a representative capacity represents and warrants that: (a) he or she is authorized to execute this Agreement on behalf of and to bind such Party on whose behalf his signature is affixed and (b) the provisions and execution of this Agreement have been validly approved and ratified by such Party or Interested Party.

21. Counterparts and E-mail

This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original and all of which when executed and delivered shall constitute one and the same instrument. An electronic copy of an executed original or counterpart original of this Agreement shall be deemed effective on the date it is received.

[Remainder of the page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties and the Interested Parties hereto have executed this Agreement as of the date first written above.

THE PARTIES:

NOTIS GLOBAL INC.

By:	/s/ Ned L. Siegel
Ned L. Siegel
Executive Chairman of Notis Global

TRAVA LLC

By:	/s/ Felix Vulis
Felix Vulis
Managing Member

THE INTERESTED PARTIES:

EWSD I LLC

By:	/s/ Ned L. Siegel
Ned L. Siegel
Executive Chairman of Notis Global

PUEBLO AGRICULTURE SUPPLY AND EQUIPMENT LLC

By:	/s/ Ned L. Siegel
Ned L. Siegel
Executive Chairman of Notis Global

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